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                                                                  EXHIBIT 23.4



June 14, 1996



     I consent to the use of my name herein and to the reference to me as a person about to become a director of Benchmark Electronics, Inc.


                                                /s/ DAVID H. ARNOLD
                                          -------------------------------
                                                    David H. Arnold